UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

URWELL DIVERSIFIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-199780	47-1807657
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3281 E. Guasti Rd., Suite 700, Ontario CA 91761

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888-596-8884)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Our corporate address has changed to: 3281 E. Guasti Rd., Suite 700, Ontario CA 91761.  Our phone number has changed to 888-596-8884

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On 2/27/17, we amended our articles of incorporation, to change the name of our company from Sierra Madre Mining, Inc., to Urwell Diversified Holdings, Inc.  The text of the Certificate of Amendment is hereby restated in its entirety as follows:

State of Delaware

Secretary of State

Division of Corporations

Delivered 6:43 P.M. 2/27/2017

FILED 6:43 P.M. 2/27/2017

SRV 20171340857 – 5427636 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Sierra Madre Mining, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:  The name of this Corporation is: Urwell Diversified Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 16th day of February, 2017

By: /s/ Joseph LaCome
Authorized Officer

                                                                                                         Title: Director

Name:  Joseph LaCome
Print or Type

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2017	Urwell Diversified Holdings, Inc.

	By:	/s/ MICHAEL BROWN
	Name:	Michael Brown
	Title:	President and Chief Executive Officer